JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated July 6, 1995 (including amendments thereto) with respect to the common stock of Buffton Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  July 6, 1995                        STEEL PARTNERS II, L.P.

                                    By:     Steel Partners Associates, L.P.
                                            General Partner

                                            By:    Steel Partners, Ltd.
                                                   General Partner


                                            By:/s/ Warren G. Lichtenstein
                                                   --------------------------
                                                   Warren G. Lichtenstein,
                                                   Chief Executive Officer



                                            STEEL PARTNERS SERVICES, LTD.


                                            By:/s/ Warren G. Lichtenstein
                                               ------------------------------
                                               Warren G. Lichtenstein,
                                               Chief Executive Officer



                                            /s/  Warren G. Lichtenstein
                                               ------------------------------
                                                 WARREN G. LICHTENSTEIN



                                            /s/  Lawrence Butler
                                               ------------------------------
                                                 LAWRENCE BUTLER